As filed with the Securities and Exchange Commission on February 12, 2008
Registration No. 333-148425

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(Amendment No. 2)

FALCON MEDIA SERVICES, LTD.
(Name of Small Business Issuer in its Charter)

New York
(State or other jurisdiction of incorporation or organization)

3470
(Primary Standard Industrial Classification Code Number)

11-3460949
(I.R.S. Employer Identification Number)

34 Grosvenor Gardens
London, SW1W 0DH
United Kingdom
+442078084856
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John May
34 Grosvenor Gardens
London, SW1W 0DH
United Kingdom
+442078084856
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies of communications to:
Michael S. Krome, Esq.
8 Teak Court
Lake Grove, New York 11755
Telephone No.: (631) 737-8381
Facsimile No.: (631) 737-8382

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

(Do not check if a smaller reporting company)

Calculation of Registration Fee

		Proposed	Proposed	Amount
Title	Amount	Maximum	Maximum	of
Of Securities	to be	Offering Price	Aggregate	Registration
To be Registered	Registered	Per Share	Offering Price (1)	Fee (1)
Common Stock,(1)	3,784,600	$0.25	$946,150	$290.47
Par value $0.001
Per share

(1)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and is subject to completion and may be changed. The selling stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Subject to Completion dated February 12, 2008

FALCON MEDIA SERVICES, LTD.
3,784,600 shares of common stock

MARKET FOR THE SHARES

No market currently exists for our shares. The price reflected in this prospectus of $0.25 per share is the initial offering price of shares upon the effectiveness of this prospectus. At that time the selling stockholders may offer the shares for this price, until the shares are traded on the OTC Bulletin Board, if ever. At that time the price will be determined by the market and may not reflect the initial price of our shares after the offering. We cannot make any prediction at what range our shares will trade at, if any.

The securities offered in this prospectus involve a high degree of risk. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding our Company and the shares of common stock being sold in this offering, which information appears elsewhere in this prospectus.

About our Company

How our Company is Organized

Falcon Media Services, Ltd. (“Falcon Media”) was incorporated on July 28, 2004, in the United Kingdom. On December 3, 2007, we amended our Certificate of Incorporation to increase the authorized capital to 500,000,000 shares of common stock, par value of $0.001 per share.

Our Business

Falcon Media Services, Ltd.’s goal is to provide quality sports and event related content and services to the Middle Eastern markets across the mobile phone network, and receive revenues through joint ventures and other licensing arrangements.

We believe that the Middle Eastern markets are perfectly positioned to enjoy explosive growth in the area of sports and event marketing. The markets of the Middle East enjoy an above-average disposable income and football (soccer) and other sporting events are followed closely throughout the region by avid fans.

Where You Can Find Us

Our corporate offices are located at 34 Grosvenor Gardens, London, SW1W 0DH, United Kingdom. The main telephone number is +442078084856. We do not currently have a web site. We anticipate creating one, should funds become available.

Our Ability to Continue as a Going Concern

Falcon Media Services, Ltd. reported a net loss for the periods ended July 31, 2007, and 2006. The July 31, 2007 financial statements stated that Falcon Media Services, Ltd. had a cumulative loss from operations of $83,660, a working capital deficit of $84,652 and limited sources of additional liquidity, all of which raise substantial doubt about our ability to continue as a going concern. Currently we have no customers and no agreements in place for generating revenues in the future. The financial statement as of and for the periods ended July 31, 2007, and 2006, were prepared on a going concern basis, which assumes continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business. Management recognizes that the continuation of Falcon Media Services, Ltd. as a going concern is dependent upon the achievement of profitability, positive cash flow from operations and the generation of adequate funds to meet its ongoing obligations. Falcon Media Services, Ltd. may continue to seek additional liquidity through the issuance of debt instruments, private placement of additional shares of common stock or a combination of methods. However, no assurance can be given that we will be able to generate net income in the future. See “Management’s Discussion and Analysis and Results of Operations” and the financial statements and notes thereto presented elsewhere in this prospectus.

THE OFFERING

Shares offered by Selling Stockholders:	3,784,600 shares
Shares Outstanding as of December 31, 2007:	4,409,600 shares

Our Trading Symbol

The common stock of Falcon Media Services, Ltd. does not have a trading symbol at this time.

As of December 31, 2007, there were approximately 32 stockholders of record for the Company’s common stock and options granted.

SUMMARY FINANCIAL INFORMATION

The summary financial information set forth below is derived from the audited and reviewed financial statements appearing elsewhere in this prospectus. This information should be read in conjunction with those financial statements and related notes, and the “use of Proceeds” and “Plan of Operation” sections included in the prospectus.

				For the Period
				From Inception
	For the Three			(July 28, 2004)
	Months Ended	For the Years Ended July 31,		Through
	October 31, 2007	2007	2006	October 31, 2007
	(Unaudited)	(Audited)	(Audited)	(Unaudited)
Statement of Operations:

Total revenues	$-	$-	$-	$-

Total operating expenses	$15,061	$16,548	$15,000	$85,222

(Loss) from operations	$(1,561)	$(16,548)	$(15,054)	$(85,222)

Net (loss)	$(1,561)	$(16,548)	$(15,054)	$(85,221)

Total comprehensive (loss)	$(2,032)	$(18,470)	$(16,310)	$(87,767)

(Loss) per common share	$(1,561.00)	$(16,548.00)	$(15,054.00)
Weighted average number of common
shares outstanding - Basic and diluted	1	1	1

	As of	As of July 31,
	October 31, 2007	2007	2006
	(Unaudited)	(Audited)	(Audited)

Balance Sheet:

Cash on hand	$1,080	$1,080	$1,080

Total current assets	$1,080	$1,080	$1,080

Total assets	$1,080	$1,080	$1,080

Total current liabilities	$87,764	$85,732	$67,262

Total liabilities	$87,764	$85,732	$67,262

Total stockholders' (deficit)	$(86,684)	$(84,652)	$(67,112)

Total liabilities and stockholders' (deficit)	$1,080	$1,080	$1,080

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, we are disclosing all material risks herein and you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Risk Factors Related to Falcon Media Services, Ltd.:

1.	We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

Through December 31, 2007, we have generated no revenues from operations, have incurred substantial expenses, and have sustained losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase significantly as a result of our planned expansion. Since we have no operating history of marketing our services to the public, our business may never generate sufficient revenues to meet our expenses or achieve profitability. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. The Company has very little cash left from the private sale of securities, and has very little ability to pay for any additional expenses. If the Company fails to obtain any orders for parts and if the Company cannot arrange financing of the orders, it will be very difficult to operate.

2.	Our independent registered public accounting firm issued a report for the years ended July 31, 2007, and 2006, that contained a “ going concern” explanatory paragraph .

Our independent registered public accounting firm issued a report on their audits of our financial statements as of and for the years ended July 31, 2007, and 2006. Our notes to the financial statements disclose that the Company has incurred cumulative net losses for fiscal periods through July 31, 2007, and had a working capital deficiency. In the event that funding from internal sources or from public or private financing is insufficient to fund the business at current levels, we will have to substantially cut back our level of spending which could substantially curtail our operations. The independent registered public accounting firm’s report contains an explanatory paragraph indicating that these factors raise substantial doubt about our ability to continue as a going concern. Our going concern uncertainty may affect our ability to raise additional capital, and may also affect our relationships with suppliers and customers. Investors should carefully read the independent registered public accounting firm's report and examine our financial statements.

3.	If we fail to develop new or expand existing customer relationships, our ability to grow our business will be impaired.

Our growth depends to a significant degree upon our ability to develop new customer relationships and to expand existing relationships. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place. Further we have no guarantee that we will be able to make any sales with customers. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

4.	We are dependent on our key personnel for sales and marketing and if we lose those personnel, our business would fail.

Our future success depends, in significant part, upon the continued service of our management, Mr. May, the individual that has developed the many contacts and relationships that would enable the Company to conduct sales. The Company does not have any employees and only a part time president, chief financial officer and creative director in Mr. May. He is presently the only person who has the experience to market and sell the products for the Company. If he were no longer willing to function in that capacity, the Company would be negatively affected. We do not maintain key man life insurance coverage. Our future success also depends on our ability to try to attract and retain highly qualified sales and marketing personnel. Competition for such personnel is intense, and we may experience difficulties in attracting the required number and caliber of such individuals. If we were unable to hire and retain personnel in key positions, our business could fail. As a result, we might incur substantially more expenses than income and might not have enough resources to fund growth that may be commercially viable.

5.	Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us, very well capitalized and very experienced in sales and marketing. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us in sales and marketing areas. We might not be able to maintain our ability to compete in this circumstance.

6.	We will need additional capital to allow us to expand our business plan to implement our sales and marketing plans and such financing may be unavailable or too costly.

Our ability to continue our sales and marketing strategies is dependent on our ability to secure financing and allocate sufficient funds required to support our marketing activity. Additional financing may not be available on favorable terms, or even at all. If we raise additional funds by selling stock, the percentage ownership of our then current stockholders will be reduced. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly. Our ability to raise additional funds may diminish if the public equity markets become less supportive of the industry. If we raise additional capital through debt offerings, it will have a significant impact on our cash flow.

Risks Related to the Offering:

7.	Management beneficially owns approximately 28.64% of our common stock and their interest could conflict with yours.

Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the Directors and executive officers but not in the interest of the stockholders.

8.	Our Management and Major Stockholders own approximately 99% of our issued and outstanding shares.

Our Management and Major Stockholders own approximately 99% of our issued and outstanding shares. As a result our Management and Major Stockholders can effectively determine the outcome of any vote of stockholders. Your shares have virtually no say in any and all matters requiring stockholder approval, including the election of Directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the Directors and executive officers but not in the interest of the stockholders.

9.	Future sales of common stock by our existing stockholders could adversely affect our stock price.

As of December 31, 2007, Falcon Media Services, Ltd. had 4,409,600 issued and outstanding shares of common stock. Of the total shares issued and outstanding as of December 31, 2007, a total of 4,409,600 shares belong to stockholders subject to Rule 144, and are “restricted securities” as defined under Rule 144, substantially all of which are available for sale in the public market, subject to the provisions of Rule 144 under the Securities Act, or pursuant to this Registration Statement. Sales of substantial amounts of common stock in the public market, or the perception that such sales will occur, could have a materially negative effect on the market price of our common stock. This problem would be exacerbated if we continue to issue common stock in exchange for services.

10.	We expect to issue additional stock in the future to finance our business plan and the potential dilution caused by the issuance of stock in the future may cause the price of our common stock to drop.

As of December 31, 2007, there were issued 4,409,600 and outstanding shares of common stock. Subsequent to the effective date of this offering, we may need to raise additional capital, which may then result in the issuance of additional shares of common stock, or debt instruments. Shares may be issued under an available exemption, a later registration statement, or both. If and when additional shares are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of our common stock to drop. These factors could also make it more difficult to raise funds through future offerings of common stock.

11.	We may not be able to obtain a trading market for your shares.

Trading in our common stock, if any, is intended to be conducted on the OTC Bulletin Board operated by the NASD, if and when, we obtain a listing. We will make an application to the NASD to list these shares on the Over the Counter Bulletin Board operated by the NASD. Because we may not be able to obtain or maintain a listing on the OTC Bulletin Board, your shares may be more difficult to sell. However, if we are unable to qualify for this listing, or if we will become unable to maintain our listing on the OTC Bulletin Board, we believe that our stock will trade on over-the-counter market in the so-called “pink sheets.” Consequently, selling your common stock would be more difficult because only smaller quantities of stock could be bought and sold, transactions could be delayed, and security analysts' and news media's coverage of Falcon Media Services, Ltd may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for our stock.

12.	It is more difficult for our stockholders to sell their shares because we are not, and may never be, eligible for NASDAQ or any National Stock Exchange.

We are not presently, nor is it likely that for the foreseeable future we will be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid price of $4.00 per share. At the present time, we are unable to state when, if ever, we will meet the NASDAQ application standards. Unless we are able to increase our net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, we will never be able to meet the eligibility requirements of NASDAQ. As a result, it will be more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock.

13.	Risks of leverage and debt service requirements may hamper our ability to operate and grow our revenues .

The Company's debt to equity ratio is likely to be high at the commencement of operations due to the requirement of borrowing funds to continue operations. High leverage creates risks, including the risk of default as well as operating and financing constraints likely to be imposed by prospective lenders. The interest expense associated with the Company's anticipated debt burden may be substantial and may create a significant drain on the Company's future cash flow, especially in the early years of operation. Any such operating or financing constraints imposed by the Company's lenders as well as the interest expense created by the Company's debt burden could place the Company at a disadvantage relative to other better capitalized service providers and increase the impact of competitive pressures within the Company's markets.

14.	No assurances that the Company will be successful in implementing its business plan and we may fail in our marketing efforts .

Investors can have no assurances that the Company will be able to raise funds from other sources to complete its business plan.

15.	Competition may have a material impact on our ability to sell our services .

The Company faces substantial competition from a number of providers of similar services. Many of the Company's competitors, particularly those competitors who are large, have substantially greater financial, manufacturing, marketing, and technical resources; have greater name recognition and customer allegiance than the Company. This may affect our ability to attract business and limit the opportunities to generate revenues.

16.	Our common stock is a "penny stock ," and compliance with requirements for Dealing in penny stocks may make it difficult for holders of our common stock to resell their shares.

Currently there is no public market for our common stock. If the common stock is ever listed in the public market in what is known as the over-the-counter market and at least for the foreseeable future, our common stock will be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these investors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock.

Penny stocks are stocks with a price of less than $5.00 per share unless traded on NASDAQ or a national securities exchange;

Penny stocks are also stocks, which are issued by companies with:

Net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years); or

$5.0 million (if in continuous operation for less than three years); or average revenue of less than $6.0 million for the last three years.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. Falcon Media Services, Ltd. will not receive any of the proceeds from the sale of the common stock being offered for sale by the selling stockholders. We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

FORWARD LOOKING INFORMATION

Certain statements in this document are forward-looking in nature and relate to trends and events that may affect the Company’s future financial position and operating results. The words “expects,” “anticipates,” “may,” “should,” “plans,” “estimates,” “potential,” and similar words or expressions, or the negative of these terms, are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain, and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. The Company makes no commitment, other than as required, to update any forward-looking statement or to disclose any facts, events, or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

Reliance on Management

The investors will have no rights to participate in the management decisions of the Company; the stockholder will only have such rights as other stockholders.

DETERMINATION OF OFFERING PRICE

Before this offering, there has been no public market for the shares of our common stock. Accordingly, the price of the common shares stated in this prospectus $0.25 was determined by an arbitrary process based upon our internal, subjective evaluation.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock offered in this prospectus. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the common stock can be resold at or above the initial public offering price.

Dividends

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following is our plan of operation for the following 12 months, and should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

BUSINESS OF THE COMPANY - PRINCIPAL PRODUCTS AND SERVICES

Falcon Media Services, Ltd.’s goal is to provide quality sports and event related content and services to the Middle Eastern markets across the mobile phone network, and receive revenues through joint ventures and other licensing arrangements.

We believe that the Middle Eastern markets are perfectly positioned to enjoy explosive growth in the area of sports and event marketing. The markets of the Middle East enjoy an above-average disposable income and football (soccer) and other sporting events are followed closely throughout the region by avid fans.

Our first project, although not as successful as we would have wished, opened the door for additional projects and hopefully success in the region. Although we were able to negotiate the exclusive marketing rights to the audio/visual content for mobile devices for F.A. Premier League, due to technical restrictions in the telecommunications infrastructure, we were unable to fully exploit this opportunity. The rights to the Middle East for the F.A. Premier League reverted back to the F.A. Premier League on or about September 2004.

To properly deliver this type of high quality service across the mobile phone network, a third generation or 3G network is required. Most of the Middle East will have 3G networks within the next 1-2 years but as of last year there were not enough networks to justify this project. It did, however, validate our marketing plan and show us that this market is indeed open to new and exciting sport related projects.

While doing the due diligence for this project, we were able to introduce our Company to the major telecom companies in the Middle East and also to introduce our Company to many of the Western Sports marketing companies in Europe. We quickly realized that there are many western companies that are trying to reach the Arab community and would like to deal with a company such as Falcon Media to provide their “one stop shopping” for media products and services to the Middle East. Our goal is to continue finding and providing quality media related products and services to reach this ever-growing Arab populace.

For our first project we were able to negotiate with the F.A. Premier League for the exclusive three-year right to broadcast the audio-visual images to the Middle East during the F.A. Premier League season. The terms and conditions of this first licensing arrangement were as follows: Based upon the transfer of $21,000 into the Premier League account on the 27 th of July, 2004, Falcon Media had approximately 14 days to finalize the agreement subject to terms and conditions outlined below. The countries included:

Algeria, Armenia, Azerbaijan, Bahrain, Egypt, Iran, Iraq, Jordan, Kuwait, Lebanon, Libya, Mauritania, Morocco, Oman, Qatar, Saudi Arabia, Sudan, Syria, Tunisia, United Arab Emirates, Yemen, Kazakhstan, Kyrgyzstan, Tajikistan, Turkmenistan and Uzbekistan.

Our agreement with the F.A. Premier League for the exclusive three-year right to broadcast the audio-visual images to the Middle East during the F.A. Premier League season included many countries, including Iran, Sudan, and Syria. The Company has had no contact whatsoever with any individuals, or the governments of Iran, Sudan, and Syria in the past, or present and no contact through direct arrangements, or indirect arrangements, other than with F.A. Premier League. Our Agreement with F.A. Premier League is/was to distribute its information in a broad manner, with no control over where the end user is located. We have not provided any products or services, nor had any contact with the governments of Iran, Sudan, and Syria or entities controlled by the governments of Iran, Sudan, and Syria.

Mobile telecom providers are looking for quality content. Since telecom prices are continuously moving downward, due to competition, the telecom providers are looking for new and exciting “content related” services that will allow them to charge their subscribers for these services on a per usage or monthly basis. These content related services provide high margins and a distinct way of “differentiating” the telecom provider from the other telecoms in the area.

Falcon Media believes that projects like the F.A. Premier League project provide a perfect solution to the mobile telecom providers needs. When the restrictions of the network are corrected, we see the embedded telecom providers as an excellent outlet for our services and products. Our intention is to make this service available to them on either a non-exclusive or exclusive basis depending on the monetary compensation they are able to provide to Falcon Media.

We also will be looking at other “non-telecom” provider type of relationships and envision that we may market this service to retail outlets or other mass marketing outlets as a way to generate interest in their products and services.

A good example of this type of “non-telecom” marketing arrangement can be found with the F.A. Premier League project. After negotiating with the embedded telecom providers to deliver these services to their customers Falcon Media negotiated with a large retailer of sporting goods to re-sell this service and the only way in which to sign up for this service would be by entering a local store. This provides foot traffic to the location and also helps to provide brand awareness for the local merchant.

We also envision that we will have the opportunity to sell advertising for this service to either large International companies (McDonalds, Coca-Cola and Nike as an example) or to local merchants (Ahmed’s Shoes, Kino Theaters, etc.). We have the capability to provide these audio-visual clips with advertisements inserted so that prior to the subscriber receiving the moving image, there is a quick logo of the advertiser appearing on the mobile telephone screen.

Delivery of audio-visual images over the mobile phones is a market in its infancy. As the market grows Falcon Media Services intends to be there with new and exciting products for the telecom companies.

In talking with several U.K. based media consultants we discovered that other football leagues might be interested in our services for the Middle East. These football leagues and/or football events are currently looking for a “single source” from which to market their products and services. The fact that we will have established relationships with buyers in all the Middle East makes our Company an attractive candidate to have additional rights to the market.

We have also discovered that Telecom companies in the Middle East are not staffed in such a way to effectively handle the buying of such a variety of different product offerings from these leagues. By establishing ourselves as a “one stop shop” of quality media content offerings we believe we can quickly become the dominant player in this growing marketplace.

We are limiting ourselves though to just working with the telecom providers. Falcon Media has been in discussions with another Middle Eastern based company to be their exclusive marketing agent in Europe for their sports related travel products and services. The company, based in Bahrain, has been working with the local travel agencies in the Middle East to create packages for the Arab consumer that go “above and beyond” the typical travel package.

It is their intent to provide exclusive travel packages to major events such as concerts, sports events and other activities that will allow their customer such things as meeting the celebrities, back stage passes, box seats, and other exclusive activities that are not typically found in your average travel package. This group has contacted Falcon Media and asked for our help in finding events in Europe to package for this company. Falcon Media would share revenues on a joint venture relationship and also be able to provide additional products and services to the clientele. We expect to formalize this relationship within the next six months.

Plans for the Next Twelve Months

The promotional and demonstration expenses are estimated to be approximately $60,000 per city, as follows:

Advertising:	$10,000
Direct Mail:	$4,000
Demonstration Site Expenses:	$5,000
Literature and Sample Expenses:	$10,000
Travel and Accommodation:	$20,000
Miscellaneous:	$11,000

The Company does not expect it has enough cash resources and revenue to cover expenses for the foreseeable future. We have a commitment from Eastern Glow Investments, Ltd, that upon effectiveness of this Registration Statement, it will loan the Company up to a maximum of $50,000, at LIBOR plus 2.5% for the marketing plan of the Company. However, without increased revenues or additional capital, it is extremely likely that our sales and marketing plan will not be able to be completed. This would significantly hamper our efforts to enter into the sales niche as and when we would like.

The source of additional liquidity would come from sales. Internally, as we slowly increase sales, we would be able to increase the marketing operations. This would increase the short-term liquidity of the Company.

There are no known trends, events, or uncertainties that have or are reasonably likely to have a material impact on the Company’s short-term or long-term liquidity, other than the inability to sell our products and services.

The Company does not expect to significantly increase its employees in the next fiscal year.

The Company has never filed for Bankruptcy protection.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

INFLATION

The amounts presented in the financial statements do not provide for the effect of inflation on the Company’s operations or its financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

MANAGEMENT

The sole Director and officer of the Company is listed below with information about his background. The Director is elected to serve a one year term, until the next annual meeting of the stockholders or until his successor is elected (or appointed) and qualified.

Name	Age	Position
John May	59	Chairman, President, Treasurer, and Secretary

John May is a Chartered Accountant with a degree from the University of London. He did his post-graduate studies at the University of Bath Management School. John is currently a Director of numerous UK and USA listed investment companies on AIM and the NASDAQ markets. His latest involvement is as a Director of Tomco Energy Plc listed on AIM in January 2007 and London & Pacific Healthcare Inc listed on the OTCBB in March 2007. Also in March 2007 he was involved as Chairman of China Pub Company Plc, which listed on the Channel Islands Stock Exchange. Previously he was involved in the floatation of a SPAC in March 2006 as a Director of Platinum Diversified Mining Plc. This company quoted on AIM raised $79.5 million for mining investments. The company deSPACed in September 2007 with a $240 million reverse and became Consolidated International Minerals Inc. John is also a Director of AIM listed Red Leopard Holdings Plc, a property company and Channel Islands listed Southbank UK Plc, an engineering holding company. Lately John was the finance director for another AIM listed investment company, London and Boston Investments Plc and also was a non-exec director of AIM listed Croma Group Plc.

John is also active in UK politics and is the current Policy Director and Deputy Chairman of The Small Business Bureau Limited (SBB) and Deputy Chairman of The Genesis Initiative - lobbying groups to Government on behalf of Small Businesses (SMEs). John is an elected Councilor for Surrey Heath Borough Council since May 2003, Select Committees - Community and Policy and Audit Scrutiny. Until 1994 John was a partner for 17 years with the International Accountancy firm Horwath Clark Whitehill.

EXECUTIVE COMPENSATION

Upon completion and effectiveness of this offering, our Operating Officers will commence accruing an annual base salary of $25,000, plus reimbursement for documented out-of-pocket expenses. The annual salary will be paid only upon the Company having operating revenue.

All Directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Each executive officer is elected annually by the Board of Directors to hold their respective office until the annual meeting of stockholders and until their successors is chosen and qualified.

DESCRIPTION OF PROPERTY

The Company uses the offices at 34 Grosvenor Gardens, London, United Kingdom, which are supplied free of charge by John May. He in turn uses these offices to facilitate the running of his various businesses mentioned above. The space is sufficient for any plans the Company might have to expand for the foreseeable future.

EMPLOYEES

The Company has no full time employees, including its operating officers. No employees are covered by a collective bargaining or similar agreement.

LITIGATION

The Company is not engaged in any litigation, nor is any litigation pending or been threatened.

EMPLOYMENT AGREEMENTS

As of the date of this filing, we do not have any formal written employment agreements with any officer or Director of the Company.

CERTAIN RELATED PARTY TRANSACTIONS

The Company has issued the following shares to affiliates of the Company; the transactions took place on December 31, 2007.

The Company entered into a Consulting Agreement with Kingsgate Development, Ltd, whereby Kingsgate agreed to assist the Company in becoming publicly traded, by utilizing its skills and by advancing a total of up to $90,000 on behalf of the Company. In exchange for its services, Kingsgate was issued 2,000,000 shares of commons stock for a value of $90,000 or $0.045 per share.

The Company entered into a Consulting Agreement with Eastern Glow Investments, Ltd, whereby Eastern Glow agreed to assist the Company in becoming publicly traded, by utilizing its skills on behalf of the Company as well as a commitment for a loan to the Company for up to a maximum of $50,000, at LIBOR plus 2.5% for the marketing plan of the Company. In exchange for its services, Eastern Glow was issued 1,125,000 shares of commons stock for a value of $0.044 per share.

PRINCIPAL STOCKHOLDERS

The following table describes, as of December 31, 2007, the beneficial ownership of our common stock by persons known to us to own more than 5% of such stock and the ownership of common stock by our Directors, and by all officers and Directors as a group.

Identity of Stockholder or Group	Number of Shares Beneficially Owned (1)	Percentage of Shares Owned Before the Offering (2)
John May	1,263,000	28.64%
C/O the Company
34 Grosvenor Gardens
London, SW1W 0DH
United Kingdom

Kingsgate Development, Ltd. (1)	2,000,000	45.36%
First Floor
17 The Esplanade
St Helier, Jersey JE2 3QA

Eastern Glow Investment, Ltd (2)	1,125,000	25.51%
PO Box 3152, RG Hodge Plaza,
Second Street, Wickhams Cay 1,
Road Town, Tortola, British Virgin Islands

All Officers and Directors as	1,263,000
A Group (1 Person)

•	Less than 5%

(1)   Control person for Kingsgate Development, Ltd, is Michael Bettison.

(2)   Control person for Eastern Glow Investment, Ltd, is Chris Ash.

Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

DILUTION

We are not selling any newly issued shares of our common stock in this offering. The selling security holders are current stockholders of Falcon Media Services, Ltd. As such, there is no dilution resulting from the common stock to be sold in this offering.

OFFERING BY SELLING STOCKHOLDERS

The following tables set forth certain information concerning each of the selling stockholders. The shares are being registered to permit the selling stockholders and their transferees or other successors in interest to offer the shares in compliance with Rule 415(a)(1)(ix), at a price of $0.25 per share until the shares are quoted on the Over-the-Counter Bulletin Board, if ever.

Selling stockholders are under no obligation to sell all or any portion of their shares. Particular selling stockholders may not have a present intention of selling their shares and may sell less than the number of shares indicated. The following table assumes that the selling stockholders will sell all of their shares.

None of the Selling Stockholders are broker-dealers or affiliates of broker-dealers.

Selling Stockholder	Total number Of shares owned prior to offering	Number of shares included in offering	% of Beneficial Ownership at completion of Offering
John May	1,263,000	1,263,000	*	(3)
Feyock Jochen	600	600	*
Falko Faschon	600	600	*
Achim Friehs	600	600	*
Roman Orth	600	600	*
Felix Ide	600	600	*
Udo Blinn	600	600	*
Martina Schappert	600	600	*
Marion Porst	600	600	*
Russell D. Harris	500	500	*
Christopther King	600	600	*
Achim Friehs	600	600	*
Matthew A. Norton	1,000	1,000	*
Melissa A. Hazlett	1,000	1,000	*
Monique Gunawardene	600	600	*
C. U. Gunawardene	600	600	*
Max Weidler	600	600	*
Tobias Schmitt	600	600	*
Melanie Gunawardene	600	600	*
Nicole Porst	600	600	*
Mark Paone	500	500	*
Christopher G.A. Thompson	1,000	1,000	*
Michael D.K. Thompson	1,000	1,000	*
Barbara W. Thompson	1,000	1,000	*
Gerard M. Thompson	1,000	1,000	*
Sandra Gadow	1,000	1,000	*
Emma A. Komlosy	1,000	1,000	*
Stephen A. Komlosy	1,000	1,000	*
Patricia Komlosy	1,000	1,000	*
Eileen R. Komlosy	1,000	1,000	*
Kingsgate Development, Ltd. (1)	2,000,000	1,600,000	9.07%	(3)
Eastern Glow Investment, Ltd (2)	1,125,000	900,000	5.10%	(3)

Total Number of Shares in Offering   3,784,600

(*)   Less than 1% of the issued and outstanding shares.

(1)   Control person for Kingsgate Development, Ltd, is Michael Bettison.

(2)   Control person for Eastern Glow Investment, Ltd, is Chris Ash.

(3) Assumes sale of all shares included in this Registration Statement.

Changes in the Selling Stockholders will be provided by post-effective amendments filed with the Securities and Exchange Commission.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this offering, Falcon Media Services, Ltd. has 4,409,600 issued and outstanding shares of common stock with an estimated book value of $(86,684) or $(0.02) per share. The shares held by the officers and Directors and other entities holding more than 5% of the issued and outstanding shares of the Company will be subject to the volume selling requirements of Rule 144.

In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including an Affiliate, who has beneficially owned Restricted Shares for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of:

(i)	One percent of the outstanding shares of common stock; or

(ii)	The average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale is filed with the Securities and Exchange Commission.

Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about Falcon Media Services, Ltd. In addition, a person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least two years may resell such shares without regard to the requirements described above. Falcon Media Services, Ltd. is unable to estimate the number of Restricted Shares that ultimately will be sold under Rule 144 because the number of shares will depend in part on the market price for the common stock, the personal circumstances of the sellers and other factors. See “Risk Factors--Shares Eligible for Future Sale” and “Risk Factors--Possible Volatility of Stock Price.”

DESCRIPTION OF SECURITIES

The authorized capital stock consists of 500,000,000 shares of common stock, par value $.0001 per share. As of December 31, 2007 there were 4,409,600 shares of common stock issued and outstanding. The following summary description of the common stock is qualified in its entirety by reference to the Company's Certificate of Incorporation and all amendments thereto.

Common Stock

Our authorized capital stock consists of 500,000,000   shares of common stock, par value $.0001 per share. Each share of common stock entitles its holder to one non-cumulative vote per share and, the holders of more than fifty percent (50%) of the shares voting for the election of Directors can elect all the Directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single Director. Holders of shares of common stock are entitled to receive such dividends, as the board of directors may, from time to time, declare out of Company funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of the Company, holders of shares of common stock are entitled to receive pro rata all of the assets of the Company available for distribution to stockholders.

Stockholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants, or other securities of the Company. The common stock is not convertible or redeemable. Neither the Company's Certificate of Incorporation nor its Bylaws provide for pre-emptive rights.

PLAN OF DISTRIBUTION

No market currently exists for our shares. The price reflected in this prospectus of $0.25 per share is the initial offering price of shares upon the effectiveness of this prospectus. At that time the selling stockholders may offer the shares for this price, until the shares are traded on the OTC Bulletin Board, if ever. At that time the price will be determined by the market and may not reflect the initial price of our shares after the offering. We cannot make any prediction at what range our shares will trade at, if any.

The shares may be sold or distributed from time to time by the selling stockholders or by pledges, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledges) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, prior to trading this price will be $0.25, after the shares are trading, if ever, it will be at market prices prevailing at the time of sale. After the shares are traded, if this happens, the distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading,

•	purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

•	“at the market” to or through market makers or into an existing market for the common stock,

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

•	any combination of the foregoing, or by any other legally available means.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. Because the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. Each selling stockholder has advised us that the stockholder has not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of the shares.

At the time, a particular offer is made by or on the behalf of the selling security holders, a prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of common stock, and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for the shares purchased from the selling security holders, any discounts, commissions and other items constituting compensation from the selling security holders, any discounts, commissions, or concessions allowed, re-allowed, or paid to dealers, and the proposed selling price to the public.

Falcon Media Services, Ltd. will not receive the proceeds of any shares to be sold.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS REGARDING INDEMIFICATION OF DIRECTORS AND OFFICERS REGARDING INDEMNIFICATION

The Certificate of Incorporation of the Company provides indemnification to the fullest extent permitted by United Kingdom law for any person whom the Company may indemnify thereunder, including Directors, officers, employees, and agents of the Company. In addition, the Certificate of Incorporation, as permitted under United Kingdom law, eliminates the personal liability of the Directors to the Company or any of its stockholders for damages for breaches of their fiduciary duty as Directors. As a result of the inclusion of such provision, stockholders may be unable to recover damages against Directors for actions taken by Directors which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against Directors and other types of stockholder litigation, even though such action, if successful, might otherwise benefit the Company and its stockholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no Director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director except as limited by New York law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its Directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the “Acts”) as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

Upon effectiveness of this Registration Statement we will commence filing reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we will file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a website at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

We have filed a Registration Statement on Form SB-2 with the Commission to register shares of our common stock issued. This prospectus is part of that Registration Statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the Registration Statement. For further information with respect to us, or our common stock, you may refer to the Registration Statement and to the exhibits and schedules filed as part of the Registration Statement. You can review a copy of the Registration Statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the Registration Statement.

TRANSFER AGENT

The Transfer Agent and Registrar for the common stock is Manhattan Stock Transfer Registrar Company, 1 West Street, Suite 3402, New York, NY  10004, 212-425-2750.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, Director, officer, or employee of Falcon Media Services, Ltd.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Michael S. Krome, Esq., 8 Teak Court, Lake Grove, New York 11755, (631) 737-8381.

EXPERTS

Our audited financial statements for the periods ended July 31, 2007, and 2006 , have been included in this prospectus and in the Registration Statement filed with the Securities and Exchange Commission in reliance upon the report of independent auditors, dated December 31, 2007, upon authority as experts in accounting and auditing. Davis Accounting Group P.C.’s report on the financial statements can be found at the end of this prospectus and in the Registration Statement.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS
JULY 31, 2007, AND 2006

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Falcon Media Services, Ltd.:

We have audited the accompanying balance sheets of Falcon Media Services, Ltd. (a United Kingdom corporation in the development stage) as of July 31, 2007, and 2006, and the related statements of operations, stockholder’s equity (deficit), and cash flows for each of the two years in the period ended July 31, 2007, and from inception (July 28, 2004) through July 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Falcon Media Services, Ltd. as of July 31, 2007, and 2006, and the results of its operations and its cash flows for each of the two years in the period ended July 31, 2007, and from inception (July 28, 2004) through July 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenues to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of July 31, 2007, and 2006, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/S/ Davis Accounting Group P.C.

Cedar City, Utah,
December 27, 2007.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS (NOTE 2)
AS OF JULY 31, 2007, AND 2006

	2007	2006
ASSETS
Current Assets:
Cash on hand	$1,080	$1,080
Total current assets	1,080	1,080
Total Assets	$1,080	$1,080

LIABILITIES AND STOCKHOLDER'S (DEFICIT)

Current Liabilities:
Accrued liabilities	$61,500	45,667
Due to related parties	16,453	14,434
Due to unrelated party	7,779	7,161
Total current liabilities	85,732	67,262
Total liabilities	85,732	67,262

Commitments and Contingencies
Stockholder's (Deficit):
Common stock, par value $2 per share, 10,000 shares
authorized; 1 share issued and outstanding	2	2
Common stock subscribed - 21,600 shares of common stock	1,080	1,080
Accumulated other comprehensive (loss)	(2,074)	(152)
(Deficit) accumulated during the development stage	(83,660)	(67,112)
Total stockholder's (deficit)	(84,652)	(66,182)
Total Liabilities and Stockholder's (Deficit)	$1,080	$1,080

The accompanying notes to financial statements are
an integral part of these balance sheets.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) (NOTE 2)
FOR THE YEARS ENDED JULY 31, 2007, AND 2006, AND
CUMULATIVE FROM INCEPTION (JULY 28, 2004)
THROUGH JULY 31, 2007

			Cumulative
	Years Ended July 31,		From
	2007	2006	Inception

Revenues	$-	$-	-
Expenses:
General and administrative:
Audio visual rights	-	-	21,000
Professional fees	16,500	15,000	61,500
Accounting and tax preperation	(11)	-	652
Realized foreign currancy exchange	-	-	341
Licenses and fees	59	54	168
Total general and administrative expenses	16,548	15,054	83,661
(Loss) from Operations	(16,548)	(15,054)	(83,661)
Other Income (Expense)	-	-	1
(Loss) before Income Taxes	(16,548)	(15,054)	(83,660)
Provision for income taxes	-	-	-
Net (Loss)	(16,548)	(15,054)	(83,660)
Comprehensive (Loss):			-
United Kingdom currency translation	(1,922)	(1,256)	(2,074)
Total Comprehensive (Loss)	$(18,470)	$(16,310)	$(85,734)
(Loss) Per Common Share:
(loss) per common share - Basic and Diluted	$(16,548.00)	$(15,054.00)
Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	1	1

The accompanying notes to financial statements are
an integral part of these statements.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT) (NOTE 2)
FOR THE PERIODS FROM INCEPTION (JULY 28, 2004)
THROUGH JULY 31, 2007

					(Deficit)
				Accumulated	Accumulated
			Common	Other	During the
	Common stock		Stock	Comprehensive	Development
Description	Shares	Amount	Subscribed	Income (Loss)	Stage	Totals
Balance - July 28, 2004	$-	$-	$-	$-	$-	$-
United Kingdom currency translation	-	-	-	-	-	-
Common stock issued for cash	1	2	-	-	-	2
Net income for the period	-	-	-	-	(14,999)	(14,999)
Balance - July 31, 2004	1	2	-	-	(14,999)	(14,997)
United Kingdom currency translation	-	-		1,104	-	1,104
Net (loss) for the period	-	-		-	(37,059)	(37,059)
Balance - July 31, 2005	1	2	-	1,104	(52,058)	(50,952)
United Kingdom currency translation	-	-		(1,256)	-	(1,256)
Common stock subscribed - 21,600 Shares	-	-	1,080	-	-	1,080
Net (loss) for the period	-	-		-	(15,054)	(15,054)
Balance - July 31, 2006	1	2	1,080	(152)	(67,112)	(66,182)
United Kingdom currency translation	-	-		(1,922)	-	(1,922)
Net (loss) for the period	-	-		-	(16,548)	(16,548)
Balance - July 31, 2007	1	$2	$1,080	$(2,074)	$(83,660)	$(84,652)

The accompanying notes to financial statements are
an integral part of this statement.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE YEARS ENDED JULY 31, 2007, AND 2006, AND
CUMULATIVE FROM INCEPTION (JULY 28, 2004)
THROUGH JULY 31, 2007

			Cumulative
	Years Ended July 31,		From
	2007	2006	Inception

Operating Activities:
Net (loss)	$(16,548)	$(15,054)	(83,660)
Adjustments to reconcile net (loss) to net cash
provided by operating activities:
Write-off of audio visual rights	-	-	21,000
Changes in net liabilities-
Accrued liabilities	15,833	15,038	61,500
Net Cash Provided by Operating Activities	(715)	(16)	(1,160)
Investing Activities:
Audio visual rights	-	-	(21,000)
Net Cash (Used in) Investing Activities	-	-	(21,000)
Financing Activities:
Proceeds from issuance of common stock	-	-	2
Common stock subscribed	-	-	1,080
Due to related parties	2,019	404	16,453
Due to unrelated party	618	868	7,779
Net Cash (Used in) Financing Activities	2,637	1,272	25,314
Effect of Exchange Rate Changes on Cash	(1,922)	(1,256)	(2,074)
Net Increase in Cash	-	-	1,080
Cash - Beginning of Period	1,080	1,080	-
Cash - End of Period	$1,080	$1,080	$1,080

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes to financial statements are
an integral part of these statements.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007, AND 2006

(1)  Summary of Significant Accounting Policies

    Basis of Presentation and Organization

Falcon Media Services, Ltd. (the “Company”) is a United Kingdom corporation in the development stage. The Company was incorporated under the laws of the United Kingdom as T&T Homes Limited on July 28, 2004. On November 25, 2004, the Company changed its name to Falcon Media Services, Ltd. The business plan of the Company is to sell cellular phone content to joint venture partners within the Middle East. The cellular phone content to be offered throughout the Middle East includes highlights of the Premier League’s football (American soccer) matches and other media. The accompanying financial statements of Falcon Media Services, Ltd. were prepared from the accounts of the Company under the accrual basis of accounting.

    Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

    Revenue Recognition

The Company is in the development stage and has yet to realize revenues from planned operations. It plans to realize revenues from the sale of cellular phone content. Revenues will be recognized when services have occurred, provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee for cellular content is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is reasonably assured.

    Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed. For the periods ended July 31, 2007, and 2006, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

    Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the periods ended July 31, 2007, and 2006.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007, AND 2006

    Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

    Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “ Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

    Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of July 31, 2007, and 2006, the carrying value of the Company’s financial instruments approximated fair value due to the short-term maturity of these instruments.

    Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

   Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No. 52, “ Foreign Currency Translation” (“SFAS 52”). The Company’s functional currency is the British Pound. Under SFAS 52, all assets and liabilities are translated into United States dollars using the current exchange rate at the end of each fiscal period. Revenues and expenses are translated using the average exchange rates prevailing throughout the respective periods. Translation adjustments are included in other comprehensive income (loss) for the period. Certain transactions of the Company are denominated in United States dollars. Translation gains or losses related to such transactions are recognized for each reporting period in the related statement of operations and comprehensive income (loss).

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007, AND 2006

    Comprehensive Income (Loss)

The Company presents comprehensive income (loss) in accordance with Statement of Financial Accounting Standards No. 130, “ Reporting Comprehensive Income” (“SFAS 130”). SFAS 130 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the financial statements. For the years ended July 31, 2007, and 2006, and cumulative from inception, the only components of comprehensive income (loss) were the net (loss) for the periods, and the foreign currency translation adjustments.

    Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of July 31, 2007, and 2006, and revenues and expenses for the periods ended July 31, 2007, and 2006, and cumulative from inception. Actual results could differ from those estimates made by management.

(2)  Development Stage Activities and Going Concern

The Company is currently in the development stage, and the business plan of the Company is to sell cellular phone content to joint venture partners within the Middle East. The cellular phone content to be offered throughout the Middle East includes highlights of the Premier League’s football (American soccer) matches and other media.

Initial activities of the Company through July 31, 2007, include organization and incorporation, issuance of common stock to a Director, target market identification, marketing plans, and other capital formation activities. The Company is currently in the process of submitting a Registration Statement on Form SB-2 to the Securities and Exchange Commission (“SEC”) to register 3,784,600 shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold. The Company is currently in the process of preparing the Registration Statement on Form SB-2, and has not yet filed it with the SEC.

The Company intends to conduct additional capital formation activities through the issuance of its common stock to establish sufficient working capital to commence operations. While management of the Company believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that the Company will be able to raise additional equity capital, or be able to generate sufficient revenues to sustain the operations of the Company.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007, AND 2006

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred an operating loss since inception, had negative working capital as of July 31, 2007, and 2006, and the cash resources of the Company are insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)  Overseas Mobile Broadcasting Rights

On July 27, 2004, the Company transferred $21,000 to The F.A. Premier League as a prepayment for the International Audio-visual Rights by Means of Mobile Wireless Technology for the Region of the Middle East (Algeria, Armenia, Azerbaijan, Bahrain, Egypt, Iran, Iraq, Jordan, Kuwait, Lebanon, Libya, Mauritania, Morocco, Oman, Qatar, Saudi Arabia, Sudan, Syria, Tunisia, United Arab Emirates, Yemen, Kazakhstan, Kyrgyzstan, Tajikistan, Turkmenistan, Uzbekistan) (the “International Mobile Rights”). Subsequent to July 31, 2004, on August 6, 2004, the Company was officially awarded the International Mobile Rights. The Company acquired the rights for the soccer seasons from 2004/05 through 2006/07 (3 years) at a cost of $2,100,000. The Company was be required to make eight equal payments of $259,875 throughout the period covered by the International Mobile Rights, with the first payment due on August 23, 2004. The Company was unable to make the required initial payment when due, and lost its claim to the International Mobile Rights.

For the period ended July 31, 2005, the Company reversed the cost of the International Mobile Rights and the attendant remaining contractual obligation, and recorded the $21,000 prepayment as an expense.

For the periods ended July 31, 2007, and 2006, the Company continued with its marketing and capital formation activities to seek business opportunities for the delivery of cellular phone content related to soccer matches, and other media in the Middle East.

(4)  Due to Unrelated Party

As of July 31, 2007, and 2006, the Company owed to an unrelated party $7,779, and $7,161, respectively, for a working capital loan. The loan is unsecured, non-interest bearing, and has no terms for repayment.

(5)  Common Stock

On June 27, 2004, the Company issued one share of common stock to a director of the Company valued at a price of $2 (par value) for cash.

On December 13, 2005, the Company commenced a capital formation activity through a Private Placement Offering (“PPO”), exempt from registration under the Securities Act of 1933, to issue up to 21,600 shares of its common stock at an offering price of $0.05 per share for total proceeds of $1,080. The PPO was closed on May 6, 2006, and proceeds amounted to $1,080. Because the authorized common stock of the Company was insufficient at the time of the completion of the PPO, the stock certificates related thereto were not issued until December 26, 2007. As such, as of July 31, 2007, and 2006, the PPO transaction was presented as common stock subscribed in the accompanying balance sheets.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007, AND 2006

On October 17, 2006, the Company amended its Certificate of Incorporation to increase the authorized capital to 10,000 shares of common stock, par value of $2 per share.

As described in Note 9, on August 23, 2007, the Company amended its Certificate of Incorporation to increase the authorized capital to 50,000 shares of common stock, par value of $2 per share.

As described in Note 9, on September 12, 2007, the Company amended its Certificate of Incorporation to decrease authorized capital from 50,000 shares of common stock to one share of common stock, par value of $2 per share.

As described in Note 9, on September 12, 2007, the Company amended its Certificate of Incorporation to increase the authorized capital to 100,000,000 shares of common stock, par value $0.001 per share.

As described in Note 9, on December 3, 2007, the Company amended its Certificate of Incorporation to increase the authorized capital to 500,000,000 shares of common stock, par value $0.001 per share.

As described in Note 9, on December 26, 2007, the Company issued 1,262,999 shares of common stock, par value $0.001, to its sole Director and officer for services rendered, at par value of $1,263.

(6)  Income Taxes

The provision (benefit) for income taxes for the periods ended July 31, 2007, and 2006, were as follows (using a 20 percent effective income tax rate):

	2007	2006

Current Tax Provision:
Foreign-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Foreign-
Loss carryforwards	$3,310	$3,011
Change in valuation allowance	(3,310)	(3,011)

Total deferred tax provision	$-	$-

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007, AND 2006

The Company had deferred income tax assets as of July 31, 2007, and 2006, as follows:

	2007	2006

Loss carryforwards	$16,732	$13,422
Less - Valuation allowance	(16,732)	(13,422)

Total net deferred tax assets	$-	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended July 31, 2007, and 2006, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of July 31, 2007, the Company had approximately $83,660 in tax loss carryforwards that can be utilized in future periods to reduce taxable income.

(7)  Related Party Transactions

As described in Note 5, the Company issued one share of common stock to a Director of the Company for consideration of $2 (par value) in cash.

As of July 31, 2007, and 2006, the Company owed to a Director and a stockholder of the Company, and to a former Director and stockholder of the Company a total of $16,453, and $14,434, respectively, for working capital loans. The loans are unsecured, non-interest bearing, and have no terms for repayment.

(8)  Recent Accounting Pronouncements

In June 2006, the FASB issued SFAS Board Interpretation No. 48, “ Accounting for Uncertainty in Income Taxes - an Interpretation of FASB statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of FIN 48 is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this Interpretation is adopted. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “ Fair Value Measurements .” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncement that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007, AND 2006

In September 2006, the FASB issued SFAS No. 158, “ Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R) .” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, " The Fair Value Option for Financial Assets and Financial Liabilities - Including An Amendment of FASB Statement No. 115 ," which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51,” which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements. This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to (a) clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parent’s equity, (b) clearly identify and present both the parent’s and the noncontrolling’s interest attributable consolidated net income on the face of the consolidated statement of income, (c) consistently account for changes in parent’s ownership interest while the parent retains it controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly, (d) measure of any gain, loss or retained noncontrolling equity at fair value after a subsidiary is deconsolidated, and (e) provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years, and interim periods on or after December 15, 2008. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007, AND 2006

(9)  Subsequent Events

On August 23, 2007, the Company amended its Certificate of Incorporation to increase the authorized capital to 50,000 shares of common stock, par value of $2 per share.

On September 12, 2007, the Company amended its Certificate of Incorporation to decrease the authorized capital from 50,000 shares of common stock to 1 share of common stock, par value of $2 per share.

On September 12, 2007, the Company amended its Certificate of Incorporation to increase the authorized capital to 100,000,000 shares of common stock, par value $0.001 per share.

On December 3, 2007, the Company amended its Certificate of Incorporation to increase the authorized capital to 500,000,000 shares of common stock, par value $0.001 per share.

On December 26, 2007, the Company issued 1,262,999 shares of common stock, par value $0.001, to its sole Director and officer for services rendered, at par value of $1,263.

The Company entered into a one-year Consulting Agreement on December 1, 2007, with Kingsgate Development, Ltd. (a British Virgin Islands Corporation and “Kingsgate”) whereby Kingsgate agreed to assist the Company in becoming publicly traded, by utilizing its skills and by bearing up to $90,000 of registration costs on behalf of the Company. In exchange for its services, Kingsgate was issued 2,000,000 shares of common stock for a value of $90,000 or $0.045 per share to satisfy this obligation. The Company issued the shares to Kingsgate on December 26, 2007.

On December 1, 2007, the Company entered into a one-year Consulting Agreement with Eastern Glow Investments, Ltd, (a British Virgin Islands Corporation and “Eastern Glow”) whereby Eastern Glow agreed to assist the Company in becoming publicly traded, by utilizing its skills on behalf of the Company as well as a commitment to loan to the Company up to a maximum of $50,000, at the Libor interest rate plus 2.5 percent for the marketing plan of the Company. In exchange for its services, Eastern Glow was issued 1,125,000 shares of common stock of the Company at $0.044 per share to satisfy this obligation. The Company issued the shares to Eastern Glow on December 26, 2007.

On December 26, 2007, pursuant to the completed PPO (see Note 5), common stock subscribed, and changes in authorized capital effected in September 2007, and December 2007, the Company issued 21,600 shares of its common stock, par value $0.001, with a value of $1,080.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO INTERIM FINANCIAL STATEMENTS
OCTOBER 31, 2007
(Unaudited)

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS (NOTE 2)
AS OF OCTOBER 31, 2007
(Unaudited)

2007
ASSETS
Current Assets:
Cash on hand	$1,080
Total current assets	1,080
Total Assets	$1,080

LIABILITIES AND STOCKHOLDER'S (DEFICIT)
Current Liabilities:
Accrued liabilities	$63,000
Due to related parties	16,834
Due to unrelated party	7,930
Total current liabilities	87,764
Total liabilities	87,764
Commitments and Contingencies
Stockholder's (Deficit):
Common stock, par value $0.001 per share, 100,000,000 shares
authorized; 1 share issued and outstanding	-
Additional paid-in capital	2
Common stock subscribed - 21,600 shares of common stock	1,080
Accumulated other comprehensive (loss)	(2,545)
(Deficit) accumulated during the development stage	(85,221)
Total stockholder's (deficit)	(86,684)
Total Liabilities and Stockholder's (Deficit)	$1,080

The accompanying notes to financial statements are
an integral part of this balance sheet.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) (NOTE 2)
FOR THE THREE MONTHS ENDED OCTOBER 31, 2007, AND 2006, AND
CUMULATIVE FROM INCEPTION (JULY 28, 2004)
THROUGH OCTOBER 31, 2007
(Unaudited)

	Three Months Ended October 31,		Cumulative From
	2007	2006	Inception
Revenues	$-	$-	-
Expenses:
General and administrative:
Audio visual rights	-	-	21,000
Professional fees	1,500	1,500	63,000
Accounting and tax preperation	-	(10)	652
Realized foreign currancy exchange	-	-	341
Licenses and fees	61	56	229
Total general and administrative expenses	1,561	1,546	85,222
(Loss) from Operations	(1,561)	(1,546)	(85,222)
Other Income (Expense)	-	-	1
(Loss) before Income Taxes	(1,561)	(1,546)	(85,221)
Provision for income taxes	-	-	-
Net (Loss)	(1,561)	(1,546)	(85,221)
Comprehensive (Loss):			-
United Kingdom currency translation	(471)	(427)	(2,546)
Total Comprehensive (Loss)	$(2,032)	$(1,973)	$(87,767)
(Loss) Per Common Share:
(loss) per common share - Basic and Diluted	$(1,561.00)	$(1,546.00)
Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	1	1

The accompanying notes to financial statements are
an integral part of these statements.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE THREE MONTHS ENDED OCTOBER 31, 2007, AND 2006, AND
CUMULATIVE FROM INCEPTION (JULY 28, 2004)
THROUGH OCTOBER 31, 2007
(Unaudited)

	Three Months Ended October 31,		Cumulative From
	2007	2006	Inception
Operating Activities:
Net (loss)	$(1,561)	$(1,546)	(85,221)
Adjustments to reconcile net (loss) to net cash
provided by operating activities:
Write-off of audio visual rights	-	-	21,000
Changes in net liabilities-
Accrued liabilities	1,500	833	63,000
Net Cash Provided by Operating Activities	(61)	(713)	(1,221)
Investing Activities:
Audio visual rights	-	-	(21,000)
Net Cash (Used in) Investing Activities	-	-	(21,000)
Financing Activities:
Proceeds from issuance of common stock	-	-	2
Common stock subscribed	-	-	1,080
Due to related parties	381	1,003	16,834
Due to unrelated party	151	137	7,930
Net Cash (Used in) Financing Activities	532	1,140	25,846
Effect of Exchange Rate Changes on Cash	(471)	(427)	(2,545)
Net Increase in Cash	-	-	1,080
Cash - Beginning of Period	1,080	1,080	-
Cash - End of Period	$1,080	$1,080	$1,080

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes to financial statements are
an integral part of these statements.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM FINANCIAL STATEMENTS
OCTOBER 31, 2007
(Unaudited)

(1)  Summary of Significant Accounting Policies

    Basis of Presentation and Organization

Falcon Media Services, Ltd. (the “Company”) is a United Kingdom corporation in the development stage. The Company was incorporated under the laws of the United Kingdom as T&T Homes Limited on July 28, 2004. On November 25, 2004, the Company changed its name to Falcon Media Services, Ltd. The business plan of the Company is to sell cellular phone content to joint venture partners within the Middle East. The cellular phone content to be offered throughout the Middle East includes highlights of the Premier League’s football (American soccer) matches and other media. The accompanying financial statements of Falcon Media Services, Ltd. were prepared from the accounts of the Company under the accrual basis of accounting.

    Unaudited Interim Financial Statements

The interim financial statements as of October 31, 2007, and for the periods ended October 31, 2007, and 2006, and cumulative from inception are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company’s financial position as of October 31, 2007, and the results of its operations and its cash flows for the periods ended October 31, 2007, and 2006, and cumulative from inception. These results are not necessarily indicative of the results expected for the fiscal year ending July 31, 2008. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States. Refer to the Company’s audited financial statements contained in its Registration Statement on Form SB-2 as of July 31, 2007, for additional information, including significant accounting policies.

    Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

    Revenue Recognition

The Company is in the development stage and has yet to realize revenues from planned operations. It plans to realize revenues from the sale of cellular phone content. Revenues will be recognized when services have occurred, provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee for cellular content is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is reasonably assured.

    Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed. For the periods ended October 31, 2007, and 2006, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM FINANCIAL STATEMENTS
OCTOBER 31, 2007
(Unaudited)

    Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the periods ended July 31, 2007, and 2006.

    Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

    Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “ Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

    Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of October 31, 2007, and 2006, the carrying value of the Company’s financial instruments approximated fair value due to the short-term maturity of these instruments.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM FINANCIAL STATEMENTS
OCTOBER 31, 2007
(Unaudited)

    Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

   Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No. 52, “ Foreign Currency Translation” (“SFAS 52”). The Company’s functional currency is the British Pound. Under SFAS 52, all assets and liabilities are translated into United States dollars using the current exchange rate at the end of each fiscal period. Revenues and expenses are translated using the average exchange rates prevailing throughout the respective periods. Translation adjustments are included in other comprehensive income (loss) for the period. Certain transactions of the Company are denominated in United States dollars. Translation gains or losses related to such transactions are recognized for each reporting period in the related statement of operations and comprehensive income (loss).

    Comprehensive Income (Loss)

The Company presents comprehensive income (loss) in accordance with Statement of Financial Accounting Standards No. 130, “ Reporting Comprehensive Income” (“SFAS 130”). SFAS 130 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the financial statements. For the three months ended October 31, 2007, and 2006, and cumulative from inception, the only components of comprehensive income (loss) were the net (loss) for the periods, and the foreign currency translation adjustments.

    Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of October 31, 2007, and revenues and expenses for the periods ended October 31, 2007, and 2006, and cumulative from inception. Actual results could differ from those estimates made by management.

(2)  Development Stage Activities and Going Concern

The Company is currently in the development stage, and the business plan of the Company is to sell cellular phone content to joint venture partners within the Middle East. The cellular phone content to be offered throughout the Middle East includes highlights of the Premier League’s football (American soccer) matches and other media.

Initial activities of the Company through October 31, 2007, include organization and incorporation, issuance of common stock to a Director, target market identification, marketing plans, and other capital formation activities. The Company is currently in the process of submitting a Registration Statement on Form SB-2 to the Securities and Exchange Commission (“SEC”) to register 3,784,600 shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold. The Company is currently in the process of preparing the Registration Statement on Form SB-2, and has not yet filed it with the SEC.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM FINANCIAL STATEMENTS
OCTOBER 31, 2007
(Unaudited)

The Company intends to conduct additional capital formation activities through the issuance of its common stock to establish sufficient working capital to commence operations. While management of the Company believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that the Company will be able to raise additional equity capital, or be able to generate sufficient revenues to sustain the operations of the Company.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred an operating loss since inception, had negative working capital as of October 31, 2007, and the cash resources of the Company are insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)  Overseas Mobile Broadcasting Rights

On July 27, 2004, the Company transferred $21,000 to The F.A. Premier League as a prepayment for the International Audio-visual Rights by Means of Mobile Wireless Technology for the Region of the Middle East (Algeria, Armenia, Azerbaijan, Bahrain, Egypt, Iran, Iraq, Jordan, Kuwait, Lebanon, Libya, Mauritania, Morocco, Oman, Qatar, Saudi Arabia, Sudan, Syria, Tunisia, United Arab Emirates, Yemen, Kazakhstan, Kyrgyzstan, Tajikistan, Turkmenistan, Uzbekistan) (the “International Mobile Rights”). On August 6, 2004, the Company was officially awarded the International Mobile Rights. The Company acquired the rights for the soccer seasons from 2004/05 through 2006/07 (3 years) at a cost of $2,100,000. The Company was be required to make eight equal payments of $259,875 throughout the period covered by the International Mobile Rights, with the first payment due on August 23, 2004. The Company was unable to make the required initial payment when due, and lost its claim to the International Mobile Rights.

For the period ended July 31, 2005, the Company reversed the cost of the International Mobile Rights and the attendant remaining contractual obligation, and recorded the $21,000 prepayment as an expense.

For the periods ended October 31, 2007, and 2006, the Company continued with its marketing and capital formation activities to seek business opportunities for the delivery of cellular phone content related to soccer matches, and other media in the Middle East.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM FINANCIAL STATEMENTS
OCTOBER 31, 2007
(Unaudited)

(4)  Due to Unrelated Party

As of October 31, 2007, and 2006, the Company owed to an unrelated party $7,930, and $7,298, respectively, for a working capital loan. The loan is unsecured, non-interest bearing, and has no terms for repayment.

(5)  Common Stock

On June 27, 2004, the Company issued one share of common stock to a director of the Company valued at a price of $2 (par value) for cash.

On December 13, 2005, the Company commenced a capital formation activity through a Private Placement Offering (“PPO”), exempt from registration under the Securities Act of 1933, to issue up to 21,600 shares of its common stock at an offering price of $0.05 per share for total proceeds of $1,080. The PPO was closed on May 6, 2006, and proceeds amounted to $1,080. Because the authorized common stock of the Company was insufficient at the time of the completion of the PPO, the stock certificates related thereto were not issued until December 26, 2007. As such, as of October 31, 2007, and 2006, the PPO transaction was presented as common stock subscribed in the accompanying balance sheets.

On October 17, 2006, the Company amended its Certificate of Incorporation to increase the authorized capital to 10,000 shares of common stock, par value of $2 per share.

On August 23, 2007, the Company amended its Certificate of Incorporation to increase the authorized capital to 50,000 shares of common stock, par value of $2 per share.

On September 12, 2007, the Company amended its Certificate of Incorporation to decrease authorized capital from 50,000 shares of common stock to one share of common stock, par value of $2 per share.

On September 12, 2007, the Company amended its Certificate of Incorporation to increase the authorized capital to 100,000,000 shares of common stock, par value $0.001 per share.

As described in Note 9, on December 3, 2007, the Company amended its Certificate of Incorporation to increase the authorized capital to 500,000,000 shares of common stock, par value $0.001 per share.

As described in Note 9, on December 26, 2007, the Company issued 1,262,999 shares of common stock, par value $0.001, to its sole Director and officer for services rendered, at par value of $1,263.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM FINANCIAL STATEMENTS
OCTOBER 31, 2007
(Unaudited)

(6)  Income Taxes

The provision (benefit) for income taxes for the periods ended October 31, 2007, and 2006, were as follows (using a 20 percent effective income tax rate):

	2007	2006

Current Tax Provision:
Foreign-
Taxable income	$-
Total current tax provision	$-
Deferred Tax Provision:
Foreign-
Loss carryforwards	$312	$309
Change in valuation allowance	(312)	(309)
Total deferred tax provision	$-	$-

The Company had deferred income tax assets as of October 31, 2007, and 2006, as follows:

	2007	2006

Loss carryforwards	$17,044	$13,732
Less - Valuation allowance	(17,044)	(13,732)
Total net deferred tax assets	$-	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended October 31, 2007, and 2006, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of October 31, 2007, the Company had approximately $85,221 in tax loss carryforwards that can be utilized in future periods to reduce taxable income.

(7)  Related Party Transactions

As described in Note 5, the Company issued one share of common stock to a Director of the Company for consideration of $2 (par value) in cash.

As of October 31, 2007, and 2006, the Company owed to a Director and a stockholder of the Company, and to a former Director and stockholder of the Company a total of $16,834, and $15,437, respectively, for working capital loans. The loans are unsecured, non-interest bearing, and have no terms for repayment.

(8)  Recent Accounting Pronouncements

In June 2006, the FASB issued SFAS Board Interpretation No. 48, “ Accounting for Uncertainty in Income Taxes - an Interpretation of FASB statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of FIN 48 is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this Interpretation is adopted. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM FINANCIAL STATEMENTS
OCTOBER 31, 2007
(Unaudited)

In September 2006, the FASB issued SFAS No. 157, “ Fair Value Measurements .” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncement that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “ Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R) .” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, " The Fair Value Option for Financial Assets and Financial Liabilities - Including An Amendment of FASB Statement No. 115 ," which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM FINANCIAL STATEMENTS
OCTOBER 31, 2007
(Unaudited)

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51,” which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements. This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to (a) clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parent’s equity, (b) clearly identify and present both the parent’s and the noncontrolling’s interest attributable consolidated net income on the face of the consolidated statement of income, (c) consistently account for changes in parent’s ownership interest while the parent retains it controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly, (d) measure of any gain, loss or retained noncontrolling equity at fair value after a subsidiary is deconsolidated, and (e) provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years, and interim periods on or after December 15, 2008. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

(9)  Subsequent Events

On December 3, 2007, the Company amended its Certificate of Incorporation to increase the authorized capital to 500,000,000 shares of common stock, par value $0.001 per share.

On December 26, 2007, the Company issued 1,262,999 shares of common stock, par value $0.001, to its sole Director and officer for services rendered, at par value of $1,263.

The Company entered into a one-year Consulting Agreement on December 1, 2007, with Kingsgate Development, Ltd. (a British Virgin Islands Corporation and “Kingsgate”) whereby Kingsgate agreed to assist the Company in becoming publicly traded, by utilizing its skills and by bearing up to $90,000 of registration costs on behalf of the Company. In exchange for its services, Kingsgate was issued 2,000,000 shares of common stock for a value of $90,000 or $0.045 per share to satisfy this obligation. The Company issued the shares to Kingsgate on December 26, 2007.

On December 1, 2007, the Company entered into a one-year Consulting Agreement with Eastern Glow Investments, Ltd, (a British Virgin Islands Corporation and “Eastern Glow”) whereby Eastern Glow agreed to assist the Company in becoming publicly traded, by utilizing its skills on behalf of the Company as well as a commitment to loan to the Company up to a maximum of $50,000, at the Libor interest rate plus 2.5 percent for the marketing plan of the Company. In exchange for its services, Eastern Glow was issued 1,125,000 shares of common stock of the Company at $0.044 per share to satisfy this obligation. The Company issued the shares to Eastern Glow on December 26, 2007.

FALCON MEDIA SERVICES, LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM FINANCIAL STATEMENTS
OCTOBER 31, 2007
(Unaudited)

On December 26, 2007, pursuant to the completed PPO (see Note 5), common stock subscribed, and changes in authorized capital effected in September 2007, and December 2007, the Company issued 21,600 shares of its common stock, par value $0.001, with a value of $1,080.

FALCON MEDIA SERVICES, LTD.

3,784,600 Shares
Common Stock

PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until ______________, 2008, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors, Officers, Employees, and Agents.

The Registrant's Certificate of Incorporation limits the liability of the Registrant's Directors to the maximum extent permitted by United Kingdom law. United Kingdom law provides that a Director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a Director except for liability for (1) a breach of the Director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the Director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The United Kingdom General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The United Kingdom General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant is required to indemnify its Directors and officers to the maximum extent permitted by law. The Registrant's Bylaws also require the Registrant to advance expenses incurred by an officer or Director in connection with the defense of any action or proceeding arising out of that party's status or service as a Director or officer of the Registrant or as a Director, officer, employee benefit plan or other enterprise, if serving as such at the Registrant's request. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any Director or officer for any liability arising out of his or her actions in a representative capacity. The Registrant intends to enter into indemnification agreements with its Directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by United Kingdom , those Directors and officers against liabilities that may arise by reason of their status or service as Directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain Directors' and officers' liability insurance if maintained for other Directors or officers.

Item 25. Other Expenses of Issuance and Distribution .

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange
Commission registration fee	$114.49
Legal fees and expenses (1)	50,000.00
Accounting fees and expenses	10,000.00
Miscellaneous (1)	5,000.00
Total (1)	$65,114.49

(1) Estimated.

Item 26. Recent Sales of Unregistered Securities.

We have issued shares for services or other reasons as indicated as follows:

For the period August 2004 through July 2007 Falcon Media Services, Ltd., issued in August 2007 for services rendered by Mr. John May 1,261,000 shares of common stock at $0.001 per share.

The Company entered into a Consulting Agreement with Kingsgate Development, Ltd, whereby Kingsgate agreed to assist the Company in becoming publicly traded, by utilizing its skills and by advancing a total of up to $90,000 on behalf of the Company to be used only to pay registration expenses and not to fund future operations. In exchange for its services, Kingsgate was issued 2,000,000 shares of commons stock for a value of $90,000 or $0.045 per share.

The Company entered into a Consulting Agreement with Eastern Glow Investments, Ltd, whereby Eastern Glow agreed to assist the Company in becoming publicly traded, by utilizing its skills on behalf of the Company as well as a commitment for a loan to the Company for up to a maximum of $50,000, at LIBOR plus 2.5% for the marketing plan of the Company. In exchange for its services, Eastern Glow was issued 1,125,000 shares of commons stock for a value of $0.044 per share.

For the period December 13, 2005 through May 6, 2006, Falcon Media Services, Ltd. sold, pursuant to a private placement, 21,600 shares of common stock at $0.05 per share, pursuant to a private placement as follows:

A chart of the shares issued pursuant to the above transaction follows:

Identity of Stockholder or Group	Number of Shares beneficially owned (1)	Percentage of Shares Owned
Feyock Jochen	600
Falko Faschon	600
Achim Friehs	600
Roman Orth	600
Felix Ide	600
Udo Blinn	600
Martina Schappert	600
Marion Porst	600
Russell D. Harris	500
Christopther King	600
Achim Friehs	600
Matthew A. Norton	1,000
Melissa A. Hazlett	1,000
Monique Gunawardene	600
C. U. Gunawardene	600
Max Weidler	600
Tobias Schmitt	600
Melanie Gunawardene	600
Nicole Porst	600
Mark Paone	500
Christopher G.A. Thompson	1,000
Michael D.K. Thompson	1,000
Barbara W. Thompson	1,000
Gerard M. Thompson	1,000
Sandra Gadow	1,000
Emma A. Komlosy	1,000
Stephen A. Komlosy	1,000
Patricia Komlosy	1,000
Eileen R. Komlosy	1,000

Total Number of Shares	21,600

(1)
Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

With respect to the private placements, Falcon Media Services, Ltd. relied upon Section 4(2) of the Act and Rule 506 of Regulation D for these transactions regarding the issuance of its unregistered securities. In each instance, such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering, (ii) there were no more than 35 investors (excluding “accredited investors”), (iii) each investor who was not an accredited investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description, (iv) the offers and sales were made in compliance with Rules 501 and 502, (v) the securities were subject to Rule 144 limitation on resale and (vi) each of the parties is a sophisticated purchaser and had full access to the information on Falcon Media Services, Ltd. necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.

Neither the offer nor the sale of any of the securities was accomplished by the publication of any advertisement. Each investor received copies of disclosure documents.

Item 27. Exhibits and Financial Statement Schedules.

(a) Exhibits:

The following exhibits are filed as part of this Registration Statement:

Exhibit	Description of Exhibit
3.1 (1)	Certificate of Incorporation of Falcon Media Services, Ltd.

3.2 (1)	Bylaws of Falcon Media Services, Ltd.

5.1 (2)	Opinion of Michael S. Krome, Esq.

23.1 (2)	Consent of Davis Accounting Group P.C.

23.2 (2)	Consent of Michael S. Krome, Esq. (included in Exhibit 5.1)

(1)	Previously filed on Form SB-2, filed with the Securities and Exchange Commission on January 2, 2008

(2)	Filed herewith

Item 28. Undertakings.

(A)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)   Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)   Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)   Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in the London, United Kingdom, on February 12, 2008.

Falcon Media Services, Ltd.

By:	/s/ John May
John May, President and Principal Accounting/Financial Officer and Director

POWER OF ATTORNEY

The undersigned Director and officer of Falcon Media Services, Ltd., hereby constitutes and appoints John May, with full power to act with full power of substitution and re-substitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratifies and confirms each and every act and thing that such attorney-in-fact, or his substitute, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John May John May	President Principal Accounting/Financial Officer and Director	February 12, 2008